Exhibit 10.5

SUBORDINATE PROMISSORY NOTE

THE PAYMENT AND COLLATERALIZATION OF THIS NOTE HAS BEEN FULLY SUBORDINATED TO THE PRIOR PAYMENT AND COLLATERALIZATION OF THE SENIOR LIABILITIES AS DEFINED IN AND IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JUNE 29, 2005 AMONG THE AGENT DEFINED THEREIN, THE HEREINAFTER DEFINED PAYEE AND THE HEREINAFTER DEFINED MAKER.

US$1,000,000	Dated: June 30, 2005

FOR VALUE RECEIVED and intending to be legally bound, the undersigned, Washtenaw Mortgage Company, a Michigan corporation (“Maker”), promises to pay to the order of    Mr. Charles C. Huffman, an individual (“Payee”), the principal sum of One Million United States Dollars (US$1,000,000) (the “Principal Sum”) on or before June 1, 2006 (the “Maturity Date”).  Maker hereby grants Payee a security interest in all mortgage servicing rights owned by the Maker.  Said security interest is subject to the prior security interest in the servicing rights of the Maker granted to the Agent and the banks named in that certain Second Amended and Restated Warehousing Credit Agreement dated as of August 30, 2004, as amended and modified from time to time (the “Syndicated Warehouse Banks”), Fannie Mae and Freddie Mac as evidenced by certain Acknowledgement Agreements between the Maker, the Agent and/or the Syndicated Warehouse Banks, Fannie Mae and Freddie Mac.

The unpaid Principal Sum of this Note shall bear interest at three percent (3%) above the US Prime Rate as published daily in the Wall Street Journal.  Interest shall be calculated on the basis of a 360 day year.  Interest shall be paid monthly.

All payments of principal and interest in respect to this Note shall be made in lawful money of the United States of America in same day funds at the home of Mr. Huffman located at 263 9th Avenue South, Naples, Florida 34102, or such other place as shall be designated in writing.

This Note is subject to mandatory prepayment and to prepayment at the option of the Maker, subject, however, in each case, to the payment limitations set forth in the Subordination Agreement.

Maker shall have the privilege, without premium or penalty, of prepaying this Note, at any time, in whole or in part, provided that each prepayment shall be accompanied by accrued Interest on the amount prepaid, subject, however, in each case, to the payment limitations set forth in the Subordination Agreement.

This Note shall be governed by, and construed in accordance with, the laws of the State of Michigan.

All payments of every type made under this Note, whether by prepayment or otherwise, shall be subject to the Subordination Agreement.

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IN WITNESS WHEREOF, Maker has caused this instrument to be executed on its behalf by its duly authorized officer, on the date first set forth above.

WASHTENAW MORTGAGE COMPANY

(corporate seal)		By:
Name:
Title:

Attest:
Name:
Title: